As filed with the Securities and Exchange Commission on August 26, 2024.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WESTERN DIGITAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	33-0956711
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5601 Great Oaks Parkway

San Jose, California 95119

(408) 717-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cynthia Tregillis

Senior Vice President, Chief Legal Officer and Secretary

Western Digital Corporation

5601 Great Oaks Parkway

San Jose, California 95119

(408) 717-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Duane McLaughlin, Esq.

Helena K. Grannis, Esq.

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

(212) 225-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

TABLE OF ADDITIONAL REGISTRANTS

Name	State or other jurisdiction of incorporation or organization	I.R.S. employer ID #	Primary standard industrial classification code number	Address and telephone # of registrant’s principal executive offices
Western Digital Technologies, Inc.	Delaware	95-2647125	3572	5601 Great Oaks Parkway San Jose, California 95119 (408) 717-6000

WESTERN DIGITAL CORPORATION

Common Stock

Preferred Stock

Debt Securities

Warrants

Guarantees of Debt Securities

The following are types of securities that we may offer, issue and sell from time to time, or selling securityholders may sell from time to time, together or separately:

•	shares of our common stock;

•	shares of our preferred stock;

•	debt securities, which may be fully and unconditionally guaranteed by our subsidiary, Western Digital Technologies, Inc., on a subordinated or unsubordinated, secured or unsecured basis; and

•	warrants to purchase debt or equity securities.

Any of these securities may be offered together or separately and in one or more series, if any, in amounts, at prices and on other terms to be determined at the time of the offering and described in an accompanying prospectus supplement. Any prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any prospectus supplement, together with any documents we incorporate by reference, carefully before you invest.

Unless otherwise stated in a prospectus supplement, none of these securities other than our common stock will be listed on any securities exchange. Our common stock is listed on The Nasdaq Stock Market LLC under the symbol “WDC.”

We may offer and sell these securities through one or more underwriters, dealers or agents, through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on a continuous or delayed basis. In addition, selling securityholders may sell their securities from time to time on terms described in the applicable prospectus supplement. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

Investing in the offered securities involves risks. See “Risk Factors” beginning on page 4 and carefully consider the discussion of risk and uncertainties described in any applicable prospectus supplement and in the documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus or any applicable prospectus supplement. Any representation to the contrary is a criminal offense.

Prospectus dated August 26, 2024

We are responsible for the information contained and incorporated by reference in this prospectus. We and any selling securityholders have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. We and any selling securityholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing an automatic shelf registration process. Under this shelf process, we may periodically sell the securities described in this prospectus in one or more offerings. This prospectus provides a general description of our common stock, preferred stock, debt securities (including any guarantees thereof) and warrants that we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Selling securityholders may also sell securities on terms described in the applicable prospectus supplement. The prospectus supplement may also add, update or change information, including information about us, contained in this prospectus. Therefore, before making your investment decision, you should carefully read:

•	this prospectus;

•	any applicable prospectus supplement, which (1) explains the specific terms of the securities being offered and (2) updates and changes information in this prospectus; and

•	the documents referred to in “Where You Can Find More Information” on page 26 for information about us, including our financial statements.

References to “we,” “us,” “our,” the “Company” and “Western Digital” are references to Western Digital Corporation and its consolidated subsidiaries, unless it is clear from the context that we mean only Western Digital Corporation.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference contain forward-looking statements within the meaning of the federal securities laws. Any statements that do not relate to historical or current facts or matters are forward-looking statements. You can identify some of the forward-looking statements by the use of forward-looking words, such as “may,” “will,” “could,” “would,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast,” and the like, or the use of future tense. Statements concerning current conditions may also be forward-looking if they imply a continuation of current conditions. Examples of forward-looking statements include, but are not limited to, statements concerning:

•	our expectations regarding our plan to separate our hard disk drive (“HDD”) and flash-based product (“Flash”) business units;

•	our product plans and business strategies;

•	consumer trends and market conditions;

•	expectations regarding demand trends, market opportunities and our market position;

•	expectations regarding our future financial performance;

•	the impact of the global macroeconomic environment;

•	expectations related to our agreed sale of a portion of our equity interest in SanDisk Semiconductor (Shanghai) Co. Ltd.;

•	expectations related to our joint ventures and partnerships including relating to our Flash Ventures joint venture with Kioxia Corporation (“Kioxia”);

•	expectations regarding our product development and technology plans;

•	expectations regarding capital expenditure plans and investments;

•	expectations regarding our tax resolutions, effective tax rate and our unrecognized tax benefits;

•	expectations regarding the merits of our position and our plans with respect to certain litigation matters; and

•	our beliefs regarding our capital allocation plans and the sufficiency of our available liquidity to meet our working capital, debt and capital expenditure needs.

These forward-looking statements are based on management’s current expectations, represent the most current information available to the Company as of the date of this prospectus and are subject to a number of risks, uncertainties and other factors that could cause actual results or performance to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties are described in Part I, Item 1A of our 2024 Annual Report on Form 10-K. You are urged to carefully review the disclosures we make concerning these risks and review the additional disclosures we make concerning material risks and other factors that may affect the outcome of our forward-looking statements and our business and operating results, including those made on page 3 of this prospectus, in Part I, Item 1A of our 2024 Annual Report on Form 10-K, and any of those made in our other reports filed with the SEC, including under “Risk Factors” in Item 1A of subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that may from time to time amend, supplement or supersede the risks and uncertainties disclosed in the 2024 Annual Report on Form 10-K. You are cautioned not to place undue reliance on the forward-looking statements included or incorporated by reference in this prospectus, which speak only as of the date such statements are made. We do not intend, and undertake no obligation, to update or revise these forward-looking statements to reflect new information or events after the date such statements are made or to reflect the occurrence of unanticipated events, except as required by law.

WESTERN DIGITAL CORPORATION

Western Digital is a leading developer, manufacturer, and provider of data storage devices and solutions based on both hard disk drive and NAND flash technologies. With a differentiated innovation engine driving advancements in storage and semiconductor technologies, our broad and ever-expanding portfolio delivers powerful HDD and Flash storage solutions for everyone from students, gamers, and home offices, to the largest enterprises and public clouds to capture, preserve, access, and transform an ever-increasing diversity of data.

Our broad portfolio of technology and products addresses multiple end markets: “Cloud,” “Client” and “Consumer.”

Cloud is comprised primarily of products for public or private cloud environments and end customers. Through the Client end market, we provide our original equipment manufacturer (“OEM”) and channel customers a broad array of high-performance hard drive and flash solutions across personal computer, mobile, gaming, automotive, virtual reality headsets, at-home entertainment, and industrial spaces. The Consumer end market is highlighted by our broad range of retail and other end-user products, which capitalize on the strength of our product brand recognition and vast points of presence around the world.

On October 30, 2023, we announced that our Board of Directors had completed its strategic review of our business and, after evaluating a comprehensive range of alternatives, authorized us to pursue a plan to separate our HDD and Flash business units to create two independent, public companies. We believe the separation will better position each business unit to execute innovative technology and product development, capitalize on unique growth opportunities, extend respective leadership positions and operate more efficiently with distinct capital structures. The completion of the planned separation is subject to certain conditions, including final approval by our Board of Directors. Significant effort is underway and extensive progress has been made with respect to the separation as we continue to drive towards completing the work required to separate the businesses by the end of calendar year 2024.

Founded in 1970 in Santa Ana, California, Western Digital is now a Standard & Poor’s 500 company headquartered in San Jose, California. We have valuable patent portfolios containing approximately 13,000 active patents, covering groundbreaking memory technologies and beyond. We have extensive customer, partner and channel relationships across a number of end-markets and geography and have a rich heritage of innovation and operational excellence, a wide range of intellectual property assets, broad research and development capabilities and large-scale, efficient manufacturing supply chains. The strong growth in the amount, value and use of data continues, creating a global need for larger, faster and more capable storage solutions.

We are a customer-focused organization that has developed deep relationships with industry leaders to continue to deliver innovative solutions to help users capture, store and transform data across a boundless range of applications. With much of the world’s data stored on Western Digital products, our innovation powers the global technology ecosystem from consumer devices to the edge, to the heart of the cloud. We enable cloud, Internet, and social media infrastructure players to build more powerful, cost-effective and efficient data centers. We help OEMs address storage opportunities and solutions to capture and transform data in a myriad of devices and edge technologies. We have also built strong consumer brands with tools to manage vast libraries of personal content and to push the limits of what is possible for storage. At Western Digital, we continue to transform ourselves to address the growth in data by providing what we believe to be the broadest range of storage technologies in the industry with a comprehensive product portfolio and global reach.

Our principal executive office is located at 5601 Great Oaks Parkway, San Jose, California 95119, and the telephone number of our principal executive office is (408) 717-6000.

RISK FACTORS

Investing in the offered securities involves risks. Before deciding to invest in our securities, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in any applicable prospectus supplement and in the documents that are incorporated by reference in this prospectus. See the section entitled “Where You Can Find More Information” on page 26.

SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION

Obligor Group Summarized Financial Information

In this section, the term “Company” refers solely to Western Digital Corporation (and not to any of its affiliates, including subsidiaries). The debt securities that may be issued by the Company may be fully and unconditionally guaranteed, jointly and severally, on a secured or unsecured, subordinated or unsubordinated basis, subject to certain customary guarantor release conditions, by our 100% owned domestic subsidiary, Western Digital Technologies, Inc. (“Guarantor” and, together with the Company, the “Obligor Group”). The other subsidiaries of the Company (the “non-guarantor subsidiaries”) will not guarantee any debt securities we may issue and, accordingly, we are not registering for possible issuance any guarantees of the Company’s debt securities by the non-guarantor subsidiaries. For a brief description of the general terms of the debt securities that we may offer and the guarantees that the Guarantor may offer, see the information under the heading “Description of Debt Securities” and “Description of Guarantees” in this prospectus.

The Company conducts operations almost entirely through its subsidiaries. Accordingly, the Obligor Group’s cash flow and ability to service any guaranteed registered debt securities will depend on the earnings of the Company’s subsidiaries and the distribution of those earnings to the Obligor Group, including the earnings of the non-guarantor subsidiaries, whether by dividends, loans or otherwise. Holders of the guaranteed registered debt securities will have a direct claim only against the Obligor Group.

The following tables include summarized financial information for the Obligor Group. The information for the Obligor Group is presented on combined basis, excluding intercompany balances and transactions between the Company and the Guarantor and excluding investments in and equity in the earnings of non-guarantor subsidiaries. The Obligor Group’s amounts due from, amounts due to, and transactions with non-guarantor subsidiaries have been presented in separate line items.

The assets and liabilities of the Obligor Group included the following as of June 28, 2024 (in millions):

Current Assets (excluding net intercompany receivable from non-guarantor subsidiaries)	$2,149
Noncurrent assets	2,208
Net intercompany receivable/(payable) to non-guarantor subsidiaries	2,473
Current liabilities (excluding net intercompany payable from non-guarantor subsidiaries)	3,758
Noncurrent liabilities (excluding net intercompany payable from non-guarantor subsidiaries)	6,626

The operating results of the Obligor Group included the following for the fiscal year ended June 28, 2024 (in millions):

Net sales	$4,066
Gross profit	1,002
Operating loss	(927)
Net loss	(1,211)

Results for the Obligor Group for the fiscal year ended June 28, 2024 include the following transactions with non-guarantor subsidiaries (in millions):

Intercompany revenue	$1,416
Net intercompany interest expense	8
Intercompany dividends	567

USE OF PROCEEDS

Except as otherwise set forth in a prospectus supplement, we intend to use the net proceeds from any sale of the securities described in this prospectus for our general corporate purposes, which may include the repayment of outstanding indebtedness, working capital, capital expenditures, acquisitions, and repurchasing our common stock.

Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that the securities are sold by a selling securityholder.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the common stock, preferred stock, debt securities and warrants that we may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in a related prospectus supplement, if necessary.

DESCRIPTION OF COMMON STOCK

We may periodically issue shares of our common stock or other securities that can be exercised, converted or exchanged into shares of our common stock. The description below summarizes the general terms of our common stock. This section is a summary, and it does not describe every aspect of our common stock. This summary is subject to, and qualified in its entirety by, reference to the provisions of our amended and restated certificate of incorporation (“Certificate of Incorporation”) and our amended and restated bylaws (“Bylaws”).

Authorized Capitalization

Our authorized capital stock consists of:

•	750,000,000 shares of common stock, par value $0.01 per share; and

•	5,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

Subject to the relative rights, limitations and preferences of the holders of any then outstanding preferred stock, holders of our common stock will be entitled to certain rights, including (i) to share ratably in dividends if, when and as declared by the Company’s Board of Directors (our “Board”) out of funds legally available therefor and (ii) in the event of liquidation, dissolution or winding up of the Company, to share ratably in the distribution of assets legally available therefor, after payment of debts and expenses. Each outstanding share of our common stock will entitle the holder to one vote on all matters submitted to a vote of the stockholders, including the election of directors. The holders of our common stock will not have cumulative voting rights in the election of directors or preemptive rights to subscribe for additional shares of our capital stock. Our Bylaws require that, in uncontested elections, each director be elected by the majority of votes cast with respect to such director. This means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee in order for that nominee to be elected.

Holders of shares of our common stock will have no preference, conversion, exchange, sinking fund, redemption or appraisal rights. The rights, preferences and privileges of holders of our common stock will be subject to the terms of any series of preferred stock which the Company has issued or may issue in the future. All outstanding shares of common stock are fully paid and nonassessable.

Anti-Takeover Effect of Our Certificate of Incorporation and Bylaws and Delaware Law

Our Certificate of Incorporation and Bylaws include provisions, summarized below, that are intended to discourage and prevent coercive takeover practices and inadequate takeover bids. These provisions are designed to encourage persons seeking to acquire control of the Company to first negotiate with our Board. They are also intended to provide our management with the flexibility to enhance the likelihood of continuity and stability if our Board determines that a takeover is not in the best interests of our stockholders. These provisions, however, could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in our control or management.

Special Stockholder Meetings

Under our Bylaws, only our Board, the Chairman of the Board or our Chief Executive Officer may call special meetings of stockholders. Stockholders do not have the authority to call a special meeting of stockholders.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our stockholders must comply with advance notice procedures set forth in our Bylaws to bring business before or nominate directors for election at a meeting of stockholders. A stockholder (or group of up to 20 stockholders) who has held at least 3% of our common stock for at least three years must also satisfy and comply with additional requirements set forth in our Bylaws to nominate and have any director nominee (generally not exceeding the greater of (i) two director nominees or (ii) 20% of the number of directors on the Board, rounded down to the nearest whole number) included in our proxy materials.

Elimination of Stockholder Action by Written Consent

The Delaware General Corporation Law (the “DGCL”) permits stockholder action by written consent unless the corporation’s certificate of incorporation provides otherwise. Our Certificate of Incorporation eliminates the right of stockholders to act by written consent without a meeting.

No Cumulative Voting

Under Delaware law, cumulative voting for the election of directors is not permitted unless a corporation’s certificate of incorporation authorizes cumulative voting. Our Certificate of Incorporation and Bylaws do not provide for cumulative voting in the election of directors. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our Board to influence our Board’s decision regarding a takeover.

Authorized but Unissued Shares

Subject to the requirements of The Nasdaq Stock Market LLC and other applicable law, our authorized but unissued shares of common stock may be available for future issuance without stockholder approval. We may use these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Amendment of Provisions in Certificate of Incorporation and Bylaws

Our Certificate of Incorporation may be amended in accordance with Delaware law. Our Bylaws, or any of them, may be altered, amended or repealed, and new Bylaws may be adopted, (i) by our Board, by vote of a majority of the number of directors then in office as directors, acting at any duly called and held meeting of our Board, or (ii) by the stockholders, provided that notice of such proposed amendment, modification, repeal or adoption is given in the notice of special meeting.

Delaware Anti-Takeover Law

We are subject to Section 203 of the DGCL, which is an anti-takeover law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date that the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a business combination includes a merger, asset or stock sale, or another transaction resulting in a financial benefit to the interested stockholder. Generally, an interested stockholder is a person who, together with affiliates and associates, owns 15% or more of the corporation’s voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

•

at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Exclusive Forum

Under the provisions of our Bylaws, unless we consent in writing to the selection of an alternative forum, (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers, other employees or stockholders to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or our Certificate of Incorporation or Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware will, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware (the “Delaware Exclusive Forum Provision”). In addition, under the provisions of our Bylaws, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended (the “Federal Forum Provision”). Under our Bylaws and to the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock is deemed to have notice of and consented to the Delaware Exclusive Forum Provision and the Federal Forum Provision.

The Delaware Exclusive Forum Provision is intended to apply to claims arising under Delaware state law and would not apply to claims brought pursuant to the Securities Exchange Act of 1934, as amended (“Exchange Act”), or the Securities Act of 1933, as amended (“Securities Act”), or any other claim for which the federal courts have exclusive jurisdiction. In addition, the Federal Forum Provision is intended to apply to claims arising under the Securities Act and would not apply to claims brought pursuant to the Exchange Act. The exclusive forum provisions in our Bylaws will not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder and, accordingly, actions by our stockholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder must be brought in federal courts. Our stockholders will not be deemed to have waived our compliance with these laws, rules and regulations.

Listing of Common Stock

Our common stock is traded on The Nasdaq Stock Market LLC under the symbol “WDC.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.

DESCRIPTION OF PREFERRED STOCK

Our Board has the authority, within the limitations and restrictions stated in our Certificate of Incorporation, to authorize the issuance of shares of preferred stock, in one or more classes or series, and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, preemptive rights and the number of shares constituting any series or the designation of such series. The issuance or existence of Preferred Stock could have the effect of decreasing the market price of our common stock and could adversely affect the voting and other rights of the holders of our common stock.

Series A Convertible Perpetual Preferred Stock

This summary is subject to, and qualified in its entirety by, reference to the provisions of the Certificate of Designations, Preferences and Rights of the Series A Convertible Perpetual Preferred (the “Convertible Preferred Stock Certificate of Designations”).

A total of 900,000 shares of Preferred Stock have been designated as Series A Convertible Perpetual Preferred Stock, par value $0.01 per share (the “Convertible Preferred Stock”). The Convertible Preferred Stock have an initial stated value of $1,000 per share and are convertible into common stock as provided in the Convertible Preferred Stock Certificate of Designations. The shares of Convertible Preferred Stock vote on an as-converted equivalent basis along with holders of the Company’s common stock and participate in any dividends declared for common stockholders on an as-converted equivalent basis, in addition to certain additional cumulative dividend rights.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms that will apply to any debt securities that we may offer pursuant to this prospectus and an applicable prospectus supplement. The specific terms of any offered debt securities, and the extent to which the general terms described in this section apply to these debt securities, will be described in the applicable prospectus supplement at the time of the offering. The prospectus supplement, which we will file with the SEC, may or may not modify the general terms found in this prospectus. For a complete description of any series of debt securities, you should read both this prospectus and the prospectus supplement that applies to that series of debt securities.

In this section, the terms “we,” “our,” “us” and “Western Digital” refer solely to Western Digital Corporation (and not to any of its affiliates, including subsidiaries). As used in this prospectus, “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may offer pursuant to this prospectus and an applicable prospectus supplement and authenticated by the relevant trustee and delivered under the applicable indenture.

We may issue senior debt securities under an indenture (the “indenture”) to be entered into between us and U.S. Bank Trust Company, National Association, as trustee, as supplemented from time to time, the form of which is filed as an exhibit to the registration statement of which this prospectus is a part. If a different trustee or a different indenture for a series of debt securities is used, those details will be provided in a prospectus supplement and the forms of any other indentures will be filed with the SEC at the time they are used.

We have summarized below the material provisions of the indenture and the debt securities, and indicated which material provisions will be described in an applicable prospectus supplement. For further information, you should read the indenture. The following summary is qualified in its entirety by the provisions of the indenture, including the provisions made part thereof by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

General

The debt securities that we may offer under the indenture are not limited in aggregate principal amount. We may issue debt securities at one or more times in one or more series. Each series of debt securities may have different terms. The terms of any series of debt securities will be described in, or determined by action taken pursuant to, a resolution of our board of directors or a committee appointed by our board of directors or in a supplement to the indenture relating to that series.

We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of that series, except for the date of original issuance and the offering price, and will be consolidated with, and form a single series with, those outstanding debt securities.

The prospectus supplement relating to any series of debt securities that we may offer will state the price or prices at which the debt securities will be offered and will contain the specific terms of that series. These terms may include the following:

•	the title of the series;

•	any limit upon the aggregate principal amount of the series;

•	the date or dates on which each of the principal of and premium, if any, on the securities of the series is payable and the method of determination thereof;

•	whether the debt securities are senior or subordinated debt securities and, if subordinated, the terms of such subordination;

•

whether the debt securities of the series will be secured by any collateral and, if so, the terms and conditions upon which such debt securities will be secured and, if applicable, upon which such liens may be subordinated to other liens securing other indebtedness of us or of any guarantor;

•

the rate or rates at which the securities of the series will bear interest, if any, or the method of calculating such rate or rates of interest, the date or dates from which interest will accrue or the method by which the date or dates will be determined, the interest payment dates on which any interest will be payable and the record date, if any;

•

whether debt securities are entitled to any guarantee of Western Digital Technologies, Inc. or any other subsidiary guarantors and the identity of any such other subsidiary guarantors for that series and the terms of such guarantee

•	the place or places where the principal of (and premium, if any) and interest, if any, on securities of the series will be payable;

•	the place or places where the securities may be exchanged or transferred;

•

the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which, securities of the series may be redeemed, in whole or in part, at our option, if we are to have that option with respect to the applicable series;

•

our obligation, if any, to redeem or purchase securities of the series in whole or in part pursuant to any sinking fund or analogous provision or upon the happening of a specified event or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the other terms and conditions upon which securities of the series will be redeemed or purchased, in whole or in part, pursuant to such an obligation;

•	if other than minimum denominations of $2,000 and multiples of $1,000 thereafter, the denominations in which securities of the series are issuable;

•

if other than U.S. dollars, the currency or currencies (including currency unit or units) in which payments of principal of (and premium, if any) and interest, if any, on the securities of the series will or may be payable, or in which the securities of the series will be denominated, and the particular provisions applicable thereto;

•

if the payments of principal of (and premium, if any), or interest, if any, on the securities of the series are to be made, at our or a holder’s election, in a currency or currencies (including currency unit or units) other than that in which the securities are denominated or designated to be payable, the currency or currencies (including currency unit or units) in which the payments are to be made, the terms and conditions of the payments and the manner in which the exchange rate with respect to the payments will be determined, and the particular provisions applicable thereto;

•

if the amount of payments of principal of (and premium, if any) and interest, if any, on the securities of the series will be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on a currency or currencies (including currency unit or units) other than that in which the securities of the series are denominated or designated to be payable), the index, formula or other method by which those amounts will be determined;

•	whether, and the terms and conditions upon which, the securities of the series may or must be converted into our securities or exchanged for our securities or those of another enterprise;

•

if other than the principal amount thereof, the portion of the principal amount of securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to an event of default or the method by which that portion will be determined;

•

any modifications of or additions to the events of default or covenants with respect to securities of the series, or any modifications of or additions to subordination provisions with respect to the subordinated debt securities;

•	whether the securities of the series will be subject to legal defeasance or covenant defeasance as provided in the indenture;

•	if other than the trustee, the identity of the registrar and any paying agent;

•

if the securities of the series will be issued in whole or in part in global form, (i) the depositary for the global securities, (ii) the form of any legend that will be borne by the global securities, (iii) whether beneficial owners of interests in any securities of the series in global form may exchange those interests for certificated securities of that series and of like tenor of any authorized form and denomination and (iv) the circumstances under which any such exchange may occur; and

•	any other terms of the series.

Interest

Unless otherwise indicated in the applicable prospectus supplement, if any payment date with respect to debt securities falls on a day that is not a business day, we will make the payment on the next business day. The payment made on the next business day will be treated as though it had been made on the original payment date, and no interest will accrue on the payment for the additional period of time.

Ranking

The debt securities, if senior secured debt securities, will be our direct, unconditional and unsubordinated secured obligations and will rank pari passu with all of our other secured senior obligations. The debt securities, if senior debt securities, will be our direct, unconditional, unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured senior obligations. However, such senior debt securities will be effectively junior to all of our secured obligations to the extent of the value of the assets securing those obligations. Such debt securities will also be structurally subordinated to all liabilities, including trade payables and lease obligations, of our subsidiaries. The debt securities, if subordinated debt securities will be our direct, unconditional, unsecured and subordinated obligations and will be junior in right of payment to our existing and future senior obligations. The extent of such subordination of the subordinated debt securities will be described below under “–Additional Provisions Applicable to Subordinated Debt Securities – Subordination of Subordinated Debt Securities,” or as described in an accompanying prospectus supplement.

Covenants

Except as described below or in the prospectus supplement with respect to any series of debt securities, neither we nor any subsidiary guarantors are restricted by the indenture from paying dividends or making distributions on our or their capital stock or purchasing or redeeming our or their capital stock. The indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, with certain exceptions, the indenture does not contain any covenants or other provisions that would limit our or any subsidiary guarantor’s right to incur additional indebtedness or limit the amount of additional indebtedness, including senior or secured indebtedness that we can create, incur, assume or guarantee.

Unless otherwise indicated in the applicable prospectus supplement, covenants contained in the indenture will be applicable to the series of debt securities to which the prospectus supplement relates so long as any of the debt securities of that series are outstanding.

Reporting

The indenture provides that we will file with the trustee and the SEC such information, documents and other reports as may be required pursuant to the Trust Indenture Act at the times and in the manner provided in the Trust Indenture Act.

Guarantees

Our wholly-owned subsidiary, Western Digital Technologies, Inc., may fully and unconditionally guarantee any series of debt securities offered by this prospectus in the future, on a secured or unsecured, subordinated or unsubordinated basis. The terms of any such guarantee will be described in the prospectus supplement applicable to the relevant series of guaranteed debt securities. We may also file one or more post-effective amendments to our registration statement to add additional subsidiary guarantors other than Western Digital Technologies, Inc.

Consolidation, Merger and Sale of Assets

The indenture provides that neither we nor any subsidiary guarantor may consolidate or merge with or into, or sell or convey all or substantially all of our assets in any one transaction or series of related transactions to another person, unless:

•

either we or the subsidiary guarantor, as the case may be, are the resulting, surviving or transferee corporation, or our successor expressly assumes by supplemental indenture all of our obligations under the indenture and all the debt securities; and

•	immediately after giving effect to the transaction, no default or event of default has occurred and is continuing.

The term “default” for the purpose of this provision means any event that is, or with the passage of time or the giving of notice or both would become, an event of default.

Except in the case of a lease of all or substantially all of our assets or a subsidiary guarantor’s assets, the successor will be substituted for us or the subsidiary guarantor, as the case may be, in the indenture with the same effect as if it had been an original party to such indenture. Thereafter, the successor may exercise our rights and powers or those of such subsidiary guarantor under the indenture.

Events of Default, Notice and Waiver

In the indenture, the term “event of default” with respect to debt securities of any series means any of the following:

•	failure by us to pay interest, if any, on the debt securities of that series for 30 days after the date payment is due and payable;

•	failure by us to pay principal of or premium, if any, on the debt securities of that series when due, at maturity, upon any redemption, by declaration or otherwise;

•	failure by us or any subsidiary guarantor to comply with other covenants in the indenture or the debt securities of that series for 90 days after notice that compliance was required;

•	certain events of bankruptcy or insolvency of us or any subsidiary guarantor with respect to such series that is a significant subsidiary; and

•	if applicable, specified events involving the guarantees

The term “significant subsidiaries” for the purpose of this provision means any of our subsidiaries that would be a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X of the Securities Act.

If an event of default (other than relating to certain events of bankruptcy or insolvency of us or any subsidiary guarantor or breach of our reporting obligation) has occurred and is continuing, the trustee or the holders of not less than 30% in aggregate principal amount of the debt securities of that series may declare the entire principal of all the debt securities of the affected series to be due and payable immediately.

If an event of default relating to certain events of bankruptcy or insolvency of us occurs and is continuing, then the principal amount of all of the outstanding debt securities and any accrued interest thereon will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

The holders of not less than a majority in aggregate principal amount of the debt securities of any series may, after satisfying conditions, rescind and annul any of the above-described declarations and consequences involving the debt securities of that series, except a continuing default or event of default in the payment of principal of, or interest or premium, if any, on the debt securities of the affected series.

The indenture imposes limitations on suits brought by holders of debt securities of any series against us or any subsidiary guarantor. Except for actions for payment of overdue principal or interest, no holder of a debt security of any series may institute any action against us under the indenture unless:

•	the holder has previously given to the trustee written notice of an event of default and the continuance of that event of default;

•	the holder or holders of at least 30% in aggregate principal amount of the outstanding debt securities of that series have requested that the trustee pursue the remedy;

•

such holder or holders have offered to the trustee security or indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the trustee has not instituted the action within 60 days of the receipt of such notice, request and offer of indemnity; and

•	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of that series.

We will be required to file annually with the trustee a certificate, signed by an officer of our company, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Notwithstanding the foregoing, the sole remedy for any breach of our obligation under the indenture to file or furnish reports or other financial information pursuant to section 314(a)(1) of the Trust Indenture Act (or as otherwise required by the indenture) shall be the payment of liquidated damages, and the holders will not have any right under the indenture to accelerate the maturity of the debt securities of the affected series as a result of any such breach. If any such breach continues for 90 days after notice thereof is given in accordance with the indenture, we will pay liquidated damages to all the holders of the debt securities of that series at a rate per annum equal to (i) 0.25% per annum of the principal amount of the debt securities of that series from the 90th day following such notice to but not including the 180th day following such notice (or such earlier date on which the event of default relating to the reporting obligations referred to in this paragraph shall have been cured or waived) and (ii) 0.50% per annum of the principal amount of the debt securities of that series from the 180th day following such notice to but not including the 365th day following such notice (or such earlier date on which the event of default relating to the reporting obligations referred to in this paragraph shall have been cured or waived). On such 365th day (or earlier, if the event of default relating to the reporting obligations referred to in this paragraph shall have been cured or waived prior to such 365th day), such additional interest will cease to accrue, and the debt securities of that series will be subject to acceleration as provided above if the event of default is continuing. The provisions of the indenture described in this paragraph will not affect the rights of the holders of the debt securities of any series in the event of the occurrence of any other event of default.

Modification and Waiver

Except as provided in the two succeeding paragraphs, the indenture provides that we, any subsidiary guarantors and the trustee thereunder may, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of any series then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities of that series), voting as one class, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities of that series.

We, any subsidiary guarantors and the trustee may amend or supplement the indenture or the debt securities of any series without the consent of any holder to:

•	secure our obligations in respect of the debt securities of any series;

•

evidence the assumption by a successor corporation of our obligations under the indenture and the debt securities of any series in the case of a merger, amalgamation, consolidation or sale of all or substantially all of our assets;

•	add covenant(s) or events of default(s) for the protection of the holders of all or any series of debt securities;

•

cure any ambiguity or correct any defect, mistake or inconsistency in the indenture or make any other provisions as we may deem necessary or desirable; provided, however, that no such provisions will materially adversely affect the interests of the holders of any debt securities;

•	evidence and provide for the acceptance of appointment by a successor trustee in accordance with the indenture;

•

provide for uncertificated debt securities in addition to, or in place of, certificated debt securities of any series in a manner that does not materially and adversely affect any holders of the debt securities of that series;

•

conform the text of the indenture or the debt securities of any series to any provision of this “Description of Debt Securities” or “Description of Securities” in the prospectus supplement for that series to the extent that the provision in that description was intended to be a verbatim recitation of a provision of the indenture or the debt securities of that series;

•	provide for the issuance of additional debt securities of any series in accordance with the limitations set forth in the indenture as of the date of the indenture;

•

make any change that would provide any additional rights or benefits to the holders of all or any series of debt securities or that does not adversely affect the legal rights under the indenture of any such holder or any holder of a beneficial interest in the debt securities of that series;

•	comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•	establish the form or terms of debt securities of any series as permitted by the indenture;

•

in the case of convertible or exchangeable debt securities of any series, subject to the provisions of the supplemental indenture for that series, to provide for conversion rights, exchange rights and/or repurchase rights of holders of that series in connection with any reclassification or change of our common stock or in the event of any amalgamation, consolidation, merger or sale of all or substantially all of the assets of us or our subsidiaries substantially as an entirety occurs;

•	in the case of convertible or exchangeable debt securities of any series, to reduce the conversion price or exchange price applicable to that series;

•

in the case of convertible or exchangeable debt securities of any series, to increase the conversion rate or exchange ratio in the manner described in the supplemental indenture for that series, provided that the increase will not adversely affect the interests of the holders of that series in any material respect; or

•	any other action to amend or supplement the indenture or the debt securities of any series as described in the prospectus supplement with respect to that series of debt securities.

We, any subsidiary guarantors and the trustee may not, without the consent of the holder of each outstanding debt security affected thereby:

•	change the final maturity of any debt security;

•	reduce the aggregate principal amount on any debt security;

•	reduce the rate or amend or modify the calculation, or time of payment, of interest, including defaulted interest on any debt security;

•

reduce or alter the method of computation of any amount payable on any debt security upon redemption, prepayment or purchase of any debt security or otherwise alter or waive any of the provisions with respect to the redemption of any debt security, or waive a redemption payment with respect to any debt security;

•	change the currency in which the principal of, or interest or premium, if any, on any debt security is payable;

•

impair the right to institute suit for the enforcement of any payment on any debt security when due, or otherwise make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of any debt security to receive payments of principal of, or premium, if any, or interest on any debt security;

•

modify the provisions of the indenture with respect to modification and waiver (including waiver of certain covenants, waiver of a default or event of default in respect of debt securities of any series), except to increase the percentage required for modification or waiver or to provide for the consent of each affected holder;

•

reduce the percentage of principal amount of outstanding debt securities of any series whose holders must consent to an amendment, supplement or waiver of the indenture or the debt securities of that series;

•

impair the rights of holders of debt securities of any series that are exchangeable or convertible to receive payment or delivery of any consideration due upon the conversion or exchange of the debt securities of that series; or

•

any other action to modify or amend the indenture or the debt securities of any series as may be described in the prospectus supplement with respect to that series of debt securities as requiring the consent of each holder affected thereby.

Defeasance

The indenture provides that we and any subsidiary guarantor will be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of the debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold monies for payment in trust and to pay the principal of and interest, if any, on those debt securities), upon the deposit with the applicable trustee, in trust, of money and/or U.S. government obligations, which through the payment of interest and principal of the U.S. government obligations in accordance with their terms will provide money in an amount sufficient to pay any installment of principal and premium, if any, and interest, if any, on the debt securities of that series on the stated maturity date thereof in accordance with the terms of the indenture and the debt securities of that series. Also, the establishment of such a trust will be conditioned on the delivery by us or a subsidiary guarantor to the trustee of an opinion of counsel reasonably satisfactory to the trustee to the effect that, based upon applicable U.S. federal income tax law or a ruling published by the IRS, such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to the holders. For the avoidance of doubt, such an opinion would require a change in current U.S. tax law.

We and any subsidiary guarantors may also omit to comply with the restrictive covenants, if any, of any particular series of debt securities, other than our covenant to pay the amounts due and owing with respect to that series. Any such omission will not be an event of default with respect to the debt securities of that series, upon the deposit with the applicable trustee, in trust, of money and/or U.S. government obligations, which through the payment of interest and principal of the U.S. government obligations in accordance with their terms will provide money in an amount sufficient to pay any installment of principal and premium, if any, and interest, if any, on the debt securities of that series on the stated maturity date thereof in accordance with the terms of the indenture and the debt securities of that series. Our and any subsidiary guarantors’ obligations under the indenture and the debt securities of that series other than with respect to those covenants will remain in full force and effect. Also, the establishment of such a trust will be conditioned on the delivery by us or a subsidiary guarantor to the trustee of an opinion of counsel to the effect that such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to the holders.

Satisfaction and Discharge

At our option, we may satisfy and discharge the indenture with respect to the debt securities of any series (except for specified obligations of the trustee and ours, including, among others, the obligations to apply money held in trust) when:

•

either (a) all debt securities of that series previously authenticated under the indenture have been delivered to the trustee for cancellation or (b) all debt securities of that series not yet delivered to the trustee for cancellation (i) have become due and payable by reason of the mailing of a notice of redemption or otherwise or (ii) will become due and payable within one year, and we have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders an amount sufficient to pay and discharge the entire indebtedness on debt securities of that series;

•

no default or event of default with respect to debt securities of that series has occurred or is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of any other instrument to which we are bound;

•	we have paid or caused to be paid all other sums payable by us under the indenture and any applicable supplemental indenture with respect to the debt securities of that series;

•

we have delivered irrevocable instructions to the trustee to apply the deposited funds toward the payment of securities of that series at the stated maturity date or the redemption date, as applicable; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent relating to the satisfaction and discharge of the indenture as to that series have been satisfied.

Unclaimed Money

If money deposited with the trustee or paying agent for the payment of principal of, premium or accrued and unpaid interest, if any, on debt securities remains unclaimed for two years, the trustee and paying agent will pay the money back to us upon our request. However, the trustee and paying agent have the right to withhold paying the money back to us until they publish in a newspaper of general circulation in the City of New York, or mail to each holder, a notice stating that the money will be paid back to us if unclaimed after a date no less than 30 days from the publication or mailing. After the trustee or paying agent pays the money back to us, holders of debt securities entitled to the money must look to us for payment, subject to applicable law, and all liability of the trustee and the paying agent with respect to the money will cease.

Purchase and Cancellation

The registrar and paying agent will forward to the trustee any debt securities surrendered to them for transfer, exchange or payment, and the trustee will promptly cancel those debt securities in accordance with its customary procedures. We will not issue new debt securities to replace debt securities that we have paid or delivered to the trustee for cancellation or that any holder has converted.

We may, to the extent permitted by law, purchase debt securities in the open market or by tender offer at any price or by private agreement. We may, at our option and to the extent permitted by law, reissue, resell or surrender to the trustee for cancellation any debt securities we purchase in this manner; provided that we not reissue or resell those debt securities if upon reissuance or resale, they would constitute “restricted securities” within the meaning of Rule 144 under the Securities Act. Debt securities surrendered to the trustee for cancellation may not be reissued or resold and will be promptly cancelled.

Replacement of Debt Securities

We will replace mutilated, lost, destroyed or stolen debt securities at the holder’s expense upon delivery to the trustee of the mutilated debt securities or evidence of the loss, destruction or theft of the debt securities satisfactory to the trustee and us. In the case of a lost, destroyed or stolen debt security, we or the trustee may require, at the expense of the holder, indemnity satisfactory to us and the trustee.

Book-Entry Issuance

Unless otherwise specified in the applicable prospectus supplement, our debt securities will be book-entry securities that are cleared and settled through the Depository Trust Company (the “DTC”), a securities depositary. Upon issuance, unless otherwise specified in the applicable prospectus supplement, all book-entry securities of the same series will be represented by one or more fully registered global securities. Each global security will be deposited with, or on behalf of, DTC and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of any such securities and will be considered the sole owner of the securities.

Purchasers may only hold interests in the global securities through DTC if they are participants in the DTC system. Purchasers may also hold interests through a securities intermediary – a bank, brokerage house or other institution that maintains securities accounts for customers – that has an account with DTC or its nominee. DTC will maintain accounts showing the securities holdings of its participants, and these participants will in turn maintain accounts showing the securities holdings of their customers. Some of these customers may themselves be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry security will hold that security indirectly through a hierarchy of intermediaries, with DTC at the “top” and the beneficial owner’s own securities intermediary at the “bottom.”

The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner’s securities intermediary. The actual purchaser of the securities will generally not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder’s ownership of securities. The book-entry system for holding securities eliminates the need for physical movement of certificates. The laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.

Unless otherwise specified in the prospectus supplement with respect to a series of debt securities, the beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive or paper securities only if:

•	DTC is unwilling or unable to continue as depositary for such global security and we are unable to find a qualified replacement for DTC within 90 days;

•	at any time DTC ceases to be a “clearing agency” registered under the Exchange Act and we are unable to find a qualified replacement for DTC within 90 days;

•	we in our sole discretion decide to allow some or all book-entry securities to be exchangeable for definitive securities in registered form; or

•	an event of default has occurred and is continuing under the indenture, and a holder of the securities has requested definitive securities.

Any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form with the same terms, and in the case of debt securities, in an equal aggregate principal amount in minimum denominations of $2,000 and whole multiples of $1,000 (unless otherwise specified in the prospectus supplement). Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions it receives from its participants.

In this prospectus and the applicable prospectus supplement, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC’s procedures.

DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. The rules applicable to DTC and its participants are on file with the SEC.

We and the trustee will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Regarding the Trustee

U.S. Bank Trust Company, National Association is the trustee under the indenture.

Except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise such of the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. The holders of a majority in principal amount of the then outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of debt securities, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Pursuant and subject to the Trust Indenture Act, the trustee will be permitted to engage in other transactions with us; however, if the trustee acquires any conflicting interest, it would be required to eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. U.S. Bank Trust Company, National Association is also the trustee under certain indentures under which our senior debt securities have been issued.

No individual liability of directors, officers, employees, incorporators, stockholders or agents

The indenture provides that none of our or any subsidiary guarantor’s past, present or future directors, officers, employees, incorporators, stockholders or agents in their capacity as such will have any liability for any of our obligations under the debt securities of any series or the indenture. Each holder of debt securities of any series by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. The waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Governing law

The indenture is, and the debt securities of each series will be, governed by and construed in accordance with the laws of the State of New York.

Additional Provisions Applicable to Subordinated Debt Securities

General

The subordinated debt securities will be our unsecured obligations under a subordinated indenture (the “subordinated indenture”) to be entered into between us and U.S. Bank Trust Company, National Association, as trustee and will be subordinate in right of payment to certain other indebtedness as described below under “Subordination of Subordinated Debt Securities” or in the applicable prospectus supplement. The subordinated debt securities will be effectively subordinated to all of our secured debt, to the extent of the value of the assets securing that debt.

Subordination of Subordinated Debt Securities

Payments on the subordinated debt securities will, as described in the applicable prospectus supplement, be subordinated in right of payment to the prior payment in full, in cash or cash equivalents, of all of our existing and future senior debt. As a result, the subordinated debt securities will be contractually subordinated to all of our senior debt and effectively subordinated to all debt and other obligations of our subsidiaries.

“Senior debt” will be defined in the subordinated indenture as, with respect to any “person” (as defined in the subordinated indenture), the principal of (and premium, if any) and interest on any indebtedness, whether outstanding at the date of the subordinated indenture or thereafter created or incurred, which is for:

•	money borrowed by such person;

•	securities, notes, debentures, bonds or other similar instruments issued by such person;

•

obligations of such person evidencing the purchase price of property by such person or a subsidiary of such person, all conditional sale obligations of such person and all obligations of such person under any conditional sale or title retention agreement other than trade accounts payable in the ordinary course of business;

•	obligations, contingent or otherwise, of such person in respect of any letters of credit, bankers’ acceptance, security purchase facilities or similar credit transactions;

•

obligations in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	obligations in respect of any factoring, securitization, sale of receivables or similar transaction;

•	money borrowed by or obligations described in the six preceding bullet points of others and assumed or guaranteed by such person;

•	obligations under performance guarantees, support agreements and other agreements in the nature thereof relating to the obligations of any subsidiary of such person;

•	renewals, extensions, refundings, amendments and modifications of any indebtedness of the kind described in the eight preceding bullet points or of the instruments creating or evidencing the indebtedness, unless, in each case, by the terms of the instrument creating or evidencing the indebtedness or the renewal, extension, refunding, amendment and modification, it is provided that the indebtedness is not senior in right of payment to the subordinated debt securities; and

•	obligations of the type referred to in the preceding bulletpoints of others secured by a lien on the property or asset of such person.

Unless otherwise specified in the applicable prospectus supplement for a particular series of subordinated debt securities, in the event of any distribution of our assets upon dissolution, winding up, liquidation or reorganization, the holders of senior debt shall first be paid in full in respect of principal, premium (if any) and interest before any such payments are made on account of the subordinated debt securities. In addition, in the event that (1) the subordinated debt securities are declared due and payable because of an event of default (other than under the circumstances described in the preceding sentence) and (2) any default has occurred and is continuing in the payment of principal, premium (if any), sinking funds or interest on any senior debt, then no payment shall be made on account of principal, premium (if any), sinking funds or interest on the subordinated debt securities until all such payments due in respect of the senior debt have been paid in full.

By reason of the subordination provisions described above, in the event of liquidation or insolvency, any of our creditors who are not holders of senior debt may recover less, ratably, than holders of senior debt and may recover more, ratably, than holders of the subordinated debt securities.

Deferral of Interest Payments

The terms upon which we may defer payments of interest on subordinated debt securities of any series will be set forth in the relevant prospectus supplement and, to the extent necessary, in the supplemental indenture relating to that series. If any such terms are provided for, an interest payment properly deferred will not constitute a default in the payment of interest.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt or equity securities. Each warrant will entitle the holder to purchase for cash the amount of debt or equity securities at the exercise price stated or determinable in the prospectus supplement for the warrants. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in a related prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms will include some or all of the following:

•	the title of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable, if applicable;

•	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF GUARANTEES

Our subsidiary, Western Digital Technologies, Inc., may fully and unconditionally guarantee any series of debt securities offered by this prospectus in the future, which will be described in a prospectus supplement relating to the offering of such guaranteed debt securities. The applicable prospectus supplement will describe the terms of any such guarantee by Western Digital Technologies, Inc., including whether such guarantees (i) are secured or unsecured, (ii) are subordinated or unsubordinated or (iii) may be amended, waived, released or otherwise terminated, if different from the provisions applicable to the guaranteed debt securities.

LEGAL OWNERSHIP

In this prospectus and in any applicable prospectus supplement, when we refer to the “holders” of securities as being entitled to specified rights or payments, we mean only the actual legal holders of the securities. While you will be the holder if you hold a security registered in your name, more often than not the holder actually will be a broker, bank or other financial institution or, in the case of a global security, the depositary. Our obligations, as well as the obligations of the trustee, any transfer agent, any registrar and any third parties employed by us, the trustee, any transfer agent and any registrar, run only to persons who are registered as holders of our securities, except as may be specifically provided for in the contract governing the securities. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a street name customer but does not do so.

Holding securities in accounts at banks, brokers or other financial institutions is called holding in “street name.” If you hold our securities in street name, we will recognize only the bank or broker, or the financial institution the bank or broker uses to hold the securities, as a holder. These intermediary banks, brokers, other financial institutions and depositaries pass along principal, interest, dividends and other payments, if any, on the securities, either because they agree to do so in their customer agreements or because they legally are required to do so. This means that if you are an indirect holder, you will need to coordinate with the institution through which you hold your interest in a security in order to determine how the provisions involving holders described in this prospectus and any applicable prospectus supplement actually will apply to you. For example, if the debt security in which you hold a beneficial interest in street name can be repaid at the option of the holder, you cannot redeem it yourself by following the procedures described in the prospectus supplement that applies to that security. Instead, you would need to cause the institution through which you hold your interest to take those actions on your behalf. Your institution may have procedures and deadlines different from or additional to those described in the applicable prospectus supplement.

If you hold our securities in street name or through other indirect means, you should check with the institution through which you hold your interest in a security to find out:

•	how it handles payments and notices with respect to the securities;

•	whether it imposes fees or charges;

•	how it handles voting, if applicable;

•	how and when you should notify it to exercise on your behalf any rights or options that may exist under the securities;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a direct holder as described below; and

•	how it would pursue rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

We may sell the securities covered by this prospectus from time to time, in one or more or any combination of the following transactions:

•	to or through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	through agents; or

•	any other method permitted by applicable law.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus forms a part).

The applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the initial public offering price of the securities, if a fixed priced offering, and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If we use underwriters in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to customary conditions. The underwriters will be obligated to purchase all of the offered securities if they purchase any of the offered securities.

We may sell the securities at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the securities from time to time will be determined by us, as applicable, and, at the time of the determination, may be higher or lower than the market price of the securities on any securities exchanges on which the securities may be listed.

We may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Certain persons participating in an offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, in connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, the underwriters may over-allot and may bid for, and purchase, the securities in the open market.

Agents, underwriters and other third parties described above that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We may have agreements with the agents, underwriters and those other third parties to indemnify them against specified civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect of those liabilities. Agents, underwriters and those other third parties may engage in transactions with or perform services for us in the ordinary course of their businesses.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states absent registration or pursuant to an exemption from applicable state securities laws.

Sales by Selling Securityholders

Selling securityholders may use this prospectus in connection with resales of the securities. The applicable prospectus supplement will identify the selling securityholders, the terms of the securities and any material relationships with the selling securityholders. Selling securityholders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the selling securityholders will receive all the proceeds from the sale of the securities.

VALIDITY OF THE SECURITIES

The validity of the securities described in this prospectus will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Western Digital Corporation and subsidiaries as of June 28, 2024 and June 30, 2023, and for each of the years in the three-year period ended June 28, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of June 28, 2024 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Please note that the SEC’s website is included in this prospectus and any applicable prospectus supplement as an inactive textual reference only. The information contained on the SEC’s website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus, except as described in the following paragraph.

We “incorporate by reference” into this prospectus and any applicable prospectus supplement certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Certain information that we subsequently file with the SEC will automatically update and supersede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until all the securities offered by this prospectus have been sold and all conditions to the consummation of such sales have been satisfied, except that we are not incorporating any information included in a Current Report on Form 8-K that has been or will be furnished (and not filed) with the SEC, unless such information is expressly incorporated herein by a reference in a furnished Current Report on Form 8-K or other furnished document:

•	our Annual Report on Form 10-K for the fiscal year ended June 28, 2024 filed with the SEC on August 20, 2024;

•

portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on October 5, 2023 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended June 30, 2023; and

•

the description of our capital stock contained in Exhibit 4.1 to our Annual Report on Form 10-K filed with the SEC on August 20, 2024, and any subsequent amendments and reports to update that description.

You may request a copy of these filings at no cost, by writing or calling us at the following address:

Corporate Secretary

Western Digital Corporation

5601 Great Oaks Parkway

San Jose, California 95119

(408) 717-6000

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses payable by the registrant in connection with the securities being registered hereby. Except as otherwise stated in the applicable prospectus supplement, the registrant will bear the expenses of any selling securityholders other than selling commissions and stock transfer taxes, if any. Except as otherwise noted, all of the fees set forth below are estimates.

Filing Fee for Registration Statement	$(1)
Legal Fees and Expenses	(2)
Accounting Fees and Expenses	(2)
Trustee’s Fees and Expenses	(2)
Printing and Engraving Fees	(2)
Rating Agency Fees	(2)
Miscellaneous	(2)

Total	$(2)

(1)	Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, or the Securities Act.
(2)	An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Western Digital Corporation and Western Digital Technologies, Inc. (the “Delaware Corporation Registrants”) are incorporated under the laws of the state of Delaware.

Section 145(a) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted under similar standards to those set forth above, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL further provides, among other things, that to the extent a director or officer of the corporation has been successful in the defense of any action, suit or proceeding referred to in subsection (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled, and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such officer or director and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

As permitted by Section 102(b)(7) of the DGCL, the certificates of incorporation of the Delaware Corporation Registrants provides that a director or officer shall not be liable to the respective Delaware Corporation Registrant (in the case of directors) or its stockholders (in the case of directors and officers) for monetary damages for breach of fiduciary duty as a director or officer. However, such provision does not eliminate or limit the liability of a director or officer for acts or omissions not in good faith or for breaching his or her duty of loyalty, engaging in intentional misconduct or knowingly violating the law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty.

The bylaws of Western Digital Corporation and Western Digital Technologies, Inc. require that directors and officers be indemnified to the maximum extent permitted by Delaware law. In addition to the indemnification provisions in Western Digital Corporation’s bylaws, Western Digital Corporation has entered into indemnity agreements with each director and executive officer of Western Digital Corporation. These indemnity agreements require that Western Digital Corporation indemnify each director and executive officer to the fullest extent permitted by the DGCL. The indemnity agreements also require Western Digital Corporation to make prompt payment of expenses incurred by the director or executive officer in connection with any proceeding upon the request of the director or executive officer in advance of indemnification to the extent permitted by law.

Western Digital Corporation has a policy of directors’ liability insurance which insures the directors and officers of Western Digital Corporation and Western Digital Technologies, Inc. against the cost of defense, settlement or payment of a judgment under certain circumstances stated in the policy.

Item 16. Exhibits.

See the “Exhibit Index,” which follows the signature pages to this registration statement and is herein incorporated by reference.

Item 17. Undertakings.

(a) The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

1.1**	Form of Underwriting Agreement for common stock.

1.2**	Form of Underwriting Agreement for preferred stock.

1.3**	Form of Underwriting Agreement for debt securities and related guarantees.

1.4**	Form of Underwriting Agreement for warrants.

3.1	Amended and Restated Certificate of Incorporation of Western Digital Corporation, as amended to date (Filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K (File No. 1-08703) with the Securities and Exchange Commission on August 20, 2024).

3.2	Certificate of Designations, Preferences and Rights of Series A Convertible Perpetual Preferred Stock (Filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 1-08703) with the Securities and Exchange Commission on February 1, 2023)

3.3	Amended and Restated By-Laws of Western Digital Corporation, as amended effective as of February 10, 2021 (Filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 1-08703) with the Securities and Exchange Commission on February 12, 2021).

4.1	Description of Western Digital Corporation’s Capital Stock (Filed as Exhibit 4.1 to the Company’s Annual Report on Form 10-K (File No. 1-08703) with the Securities and Exchange Commission on August 27, 2021).

4.2**	Form of Preferred Stock Certificate.

4.3**	Form of Certificate of Designation of Preferred Stock.

4.4	Form of Indenture (Filed as Exhibit 4.4 to the Company’s Registration Statement on Form S-3 (File No.: 333-259102) with the Securities and Exchange Commission on August 27, 2021).

4.5**	Form of Debt Securities (included in Exhibit 4.4).

EXHIBIT NUMBER	DESCRIPTION

4.6**	Form of Warrant Agreement

4.7**	Form of Warrant Certificate.

5.1*	Opinion of Cleary Gottlieb Steen & Hamilton LLP.

23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature pages of this Registration Statement)

25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust Company, National Association, as trustee for the form of Indenture.

107*	Filing Fee Table.

*	Filed herewith.
**	To be filed by post-effective amendment or pursuant to a Current Report on Form 8-K and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 26th day of August, 2024.

WESTERN DIGITAL CORPORATION

By:	/s/ Cynthia Tregillis
Cynthia Tregillis Senior Vice President, Chief Legal Officer and Secretary

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Cynthia Tregillis as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated. This document may be executed in counterparts that when so executed shall constitute one registration statement, notwithstanding that all of the undersigned are not signatories to the original of the same counterpart.

Signatures	Title	Date

/s/ David V. Goeckeler (David V. Goeckeler)	Chief Executive Officer, Director (Principal Executive Officer)	August 26, 2024

/s/ Wissam Jabre (Wissam Jabre)	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 26, 2024

/s/ Gene Zamiska (Gene Zamiska)	Senior Vice President, Global Accounting and Chief Accounting Officer (Principal Accounting Officer)	August 26, 2024

/s/ Matthew E. Massengill (Matthew E. Massengill)	Chairman of the Board	August 26, 2024

/s/ Kimberly E. Alexy (Kimberly E. Alexy)	Director	August 26, 2024

Signatures	Title	Date

/s/ Thomas Caulfield (Thomas Caulfield)	Director	August 26, 2024

/s/ Martin I. Cole (Martin I. Cole)	Director	August 26, 2024

/s/ Tunç Doluca (Tunç Doluca)	Director	August 26, 2024

/s/ Reed B. Rayman (Reed B. Rayman)	Director	August 26, 2024

/s/ Stephanie A. Streeter (Stephanie A. Streeter)	Director	August 26, 2024

/s/ Miyuki Suzuki (Miyuki Suzuki)	Director	August 26, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 26th day of August, 2024.

WESTERN DIGITAL TECHNOLOGIES, INC.

By:	/s/ Cynthia Tregillis
Cynthia Tregillis Senior Vice President, Chief Legal Officer and Secretary

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Cynthia Tregillis as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated. This document may be executed in counterparts that when so executed shall constitute one registration statement, notwithstanding that all of the undersigned are not signatories to the original of the same counterpart.

Signatures	Title	Date

/s/ David V. Goeckeler (David V. Goeckeler)	Chief Executive Officer (Principal Executive Officer)	August 26, 2024

/s/ Wissam Jabre (Wissam Jabre)	Executive Vice President and Chief Financial Officer, Director (Principal Financial Officer and Principal Accounting Officer)	August 26, 2024

/s/ Cynthia Tregillis (Cynthia Tregillis)	Director	August 26, 2024